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                                   EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70953 pertaining to The Banc Corporation 401(k) Plan of our report dated June 24, 2004, with respect to the financial statements and schedules of The Banc Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                        /s/ Ernst & Young LLP

Birmingham, Alabama
June 25, 2004